Exhibit 99.1

Expedia Announces Plans for New Headquarters in Seattle

BELLEVUE, WA, April 2, 2015 – Expedia, Inc. (NASDAQ: EXPE) announced today plans to purchase Amgen’s multi-building, waterfront campus in the City of Seattle and move its headquarters to the new space by 2018.

Expedia’s plans for the 40-acre campus include a new modern design for 750,000 square feet of existing buildings with additional land available for future expansion. Expedia’s new home features spectacular views of downtown Seattle, Mt. Rainier, the Puget Sound and the Olympic Mountains, along with outdoor recreational areas, onsite dining options and a state-of-the-art fitness facility.

“It has been a tough decision to leave Bellevue, which has been a welcoming and supportive home to Expedia for many years,” said Dara Khosrowshahi, Chief Executive Officer, Expedia, Inc. “Owning an iconic waterfront headquarters will position us well in the competition for top talent and aligns with the work hard, play hard culture that defines Expedia. We are thrilled to make Seattle our permanent home with a new headquarters befitting the growing global technology company we are.”

Khosrowshahi added, “We are highly supportive of Seattle’s commitment to attract and grow the pool of highly-qualified talent in the area and we’re excited to continue to be part of King County’s technology-based economy.”

“We’re delighted that Expedia is moving to Seattle” said Ed Murray, Mayor of Seattle. “We look forward to working with Expedia to ensure we have a thoughtful, strategic plan to integrate them seamlessly into the neighborhood and are pleased that they’ve chosen this beautiful campus as their long-term home.”

The purchase price for the property is $228.9 million and the transaction is expected to close in the second quarter of 2015.

About Expedia, Inc.

Expedia, Inc. (NASDAQ: EXPE) is one of the world’s largest travel companies, with an extensive brand portfolio that includes leading online travel brands, such as:

•	Expedia.com®, the world’s largest full service online travel agency with localized sites in 31 countries

•	Hotels.com®, the hotel specialist with localized sites in more than 60 countries

•	Hotwire®, a leading discount travel site that offers opaque deals in 12 countries throughout North America, Europe and Asia

•	Travelocity®, a pioneer in online travel and a leading online travel agency in the US and Canada

•	Egencia®, the world’s fifth largest corporate travel management company

•	eLong™, a leading mobile and online travel service provider in China

•	Venere.com™, an online hotel reservation specialist in Europe

•	trivago®, a leading online hotel metasearch company with sites in 49 countries

•	Wotif Group, a leading operator of travel brands in the Asia-Pacific region, including Wotif.com ®, lastminute.com.au®, travel.com.au, Asia Web Direct®, LateStays.com, GoDo.com.au and Arnold Travel Technology

•	Expedia Local Expert®, a provider of online and in-market concierge services, activities, experiences and ground transportation in hundreds of destinations worldwide

•	Classic Vacations®, a top luxury travel specialist

•	Expedia® CruiseShipCenters®, a provider of exceptional value and expert advice for travelers booking cruises and vacations through its network of 180 franchise locations across North America

•	CarRentals.com™, the premier car rental booking company on the web

The company delivers consumers value in leisure and business travel, drives incremental demand and direct bookings to travel suppliers, and provides advertisers the opportunity to reach a highly valuable audience of in-market consumers through Expedia® Media Solutions. Expedia also powers bookings for some of the world’s leading airlines and hotels, top consumer brands, high traffic websites, and thousands of active affiliates through Expedia Affiliate Network. For corporate and industry news and views, visit us at www.expediainc.com or follow us on Twitter @expediainc.

Trademarks and logos are the property of their respective owners. © 2015 Expedia, Inc. All rights reserved. CST: 2029030-50

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by phrases such as Expedia or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe the future impact of the real estate transaction also are forward-looking statements. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on Expedia’s businesses, results of operations, financial condition, or the price of its stock. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the ability of Expedia to successfully complete the real estate transaction or realize the anticipated benefits of the transaction, as well as other risks and important factors contained and identified in Expedia’s filings with the Securities and Exchange Commission (the “SEC”), any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. Expedia does not undertake any obligation to update the forward-looking statements to reflect subsequent events or circumstances.